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                                                                  EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors
The Fonda Group, Inc.

     We consent to the use in this Registration Statement of The Fonda
Group, Inc. on Form S-4 of our report dated October 25, 1996 (May 14, 1997 as to Note 15) on the financial statements of The Fonda Group, Inc., appearing in the Prospectus, which is part of the Registration Statement, and to the references to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the 1996 and 1995 financial statement schedule of The Fonda Group, Inc., listed in Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                         /s/ Deloitte & Touche LLP
                                             DELOITTE & TOUCHE LLP


Stamford, Connecticut
May 29, 1997